EXHIBIT 3.1

                             ARTICLES OF CORRECTION
                                     TO THE
                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                                  IMMUCOR, INC.

         IMMUCOR, INC., a Georgia corporation (the "Corporation"), hereby files Articles of Correction as follows:

                                       1.
         The document to be corrected is the Articles of Amendment to the Articles of Incorporation of the Corporation, filed with the Secretary of State on December 22, 1989.

                                       2.
         The incorrect statement in said Articles of Amendment is the following provision set forth in the Eleventh Article thereof:

                  ELEVENTH: The personal liability of a director of the corporation to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director shall be limited to an amount not exceeding said director's compensation for services as a director during the twelve-month period immediately preceding such breach, except that a director's liability shall not be so limited for

(i) any appropriation, in violation of the director's duties, of any business opportunity of the corporation,

(ii) acts or omissions which involved intentional misconduct or a knowing violation of law,

(iii)liability   under  Section   14-2-831  (or  any   successor   provision  or
     redesignation thereof) of the Georgia Business Corporation Code, and

(iv) any transaction from which the director derived an improper personal benefit.


                  For purposes of this Article Eleventh, a director's compensation for serving as a director shall not include amounts received as reimbursement for expenses, or for services as an officer, employee or agent.

                  If at any time the Georgia Business Corporation Code shall have been amended to authorize the further elimination or limitation of the liability of a director, then the liability of each director of the corporation shall be eliminated or limited to the fullest extent permitted by such Code, as so amended, without further action by the shareholders, unless the provisions of the Georgia Business Corporation Code, as amended, require further action by the shareholders.

                  Any repeal or modification of the foregoing provisions of this Article Eleventh shall not adversely affect the elimination or limitation of liability or alleged liability of any director of the corporation pursuant to Article Eleventh as in effect prior to such repeal or modification, for or with respect to any acts or omissions of such director prior to such repeal or modification.

The foregoing statement is incorrect because clause (iii) in the first paragraph of Article Eleven incorrectly referred to Section 14-2-831 of the Code rather than Section 14-2-832 of the Code.

                                       3.
         The foregoing Articles of Amendment are hereby corrected by deleting Article Eleven thereof and replacing it with the following:

                  "Effective the date hereof, Article Eleven of the Articles of Incorporation of Immucor, Inc. is amended to read as follows:

                  ELEVENTH: The personal liability of a director of the corporation to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director shall be limited to an amount not exceeding said director's compensation for services as a director during the twelve-month period immediately preceding such breach, except that a director's liability shall not be so limited for

(v) any appropriation, in violation of the director's duties, of any business opportunity of the corporation,

(vi) acts or omissions which involved intentional misconduct or a knowing violation of law,

(vii)  liability   under  Section  14-2-832 (or  any   successor   provision  or
       redesignation thereof) of the Georgia Business Corporation Code, and

(viii) any transaction from which the director derived an improper personal benefit.


                  For purposes of this Article Eleventh, a director's compensation for serving as a director shall not include amounts received as reimbursement for expenses, or for services as an officer, employee or agent.

                  If at any time the Georgia Business Corporation Code shall have been amended to authorize the further elimination or limitation of the liability of a director, then the liability of each director of the corporation shall be eliminated or limited to the fullest extent permitted by such Code, as so amended, without further action by the shareholders, unless the provisions of the Georgia Business Corporation Code, as amended, require further action by the shareholders.

                  Any repeal or modification of the foregoing provisions of this Article Eleventh shall not adversely affect the elimination or limitation of liability or alleged liability of any director of the corporation pursuant to Article Eleventh as in effect prior to such repeal or modification, for or with respect to any acts or omissions of such director prior to such repeal or modification."

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Correction to be executed by its duly authorized officer, this first day of April, 1999.



                                  IMMUCOR, INC.



By:/s/ Edward L. Gallup
Edward L. Gallup, President